Exhibit 99.1

Jet.AI and flyExclusive Remain Committed to Transaction Despite Government Shutdown

LAS VEGAS, Oct. 14, 2025 (GLOBE NEWSWIRE) — Jet.AI (Nasdaq: JTAI), a leader in high-performance GPU infrastructure and AI cloud services, and flyExclusive (NYSE American: FLYX), a publicly traded provider of premium jet charter experiences, reaffirm their commitment to the merger and today announce that they have mutually agreed to extend the outside closing date to December 31, 2025.

While the recent U.S. government shutdown has temporarily halted the SEC’s review of all merger proxies, including the one related to this transaction, both companies continue to make substantial progress toward fulfilling closing conditions, and remain enthusiastically committed to completing the deal.

About Jet.AI

Founded in 2018 and is based in Las Vegas, NV, Jet.AI currently operates in two segments, Software and Aviation, and is transitioning to a pure-play AI data center company. Leveraging a leadership team with deep expertise in data center development and AI-driven technologies, Jet.AI intends to build a scalable, high-performance infrastructure to support the increasing computational demands of artificial intelligence. Our suite of AI-powered tools stems from our origin as an aviation company, and leverages natural language processing technologies to enhance efficiency, optimize operations, and streamline the private jet booking experience.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, with respect to the products and services offered by Jet.AI and the markets in which it operates, Jet.AI’s projected future results and AI Infrastructure Acquisition Corp.’s search for an initial business combination. Statements that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our Company, our industry, our beliefs and our assumptions. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. As a result, caution must be exercised in relying on forward-looking statements, which speak only as of the date they were made. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission, and those set forth in the Risk Factors section of AI Infrastructure Acquisition Corp.’s registration statement and related prospectus filed in connection with its offering with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Readers are cautioned not to put undue reliance on forward-looking statements, and Jet.AI assumes no obligation and does not intend to update or revise these forward-looking statements, whether because of new information, future events, or otherwise, except as provided by law.

Jet.AI Investor Relations:

Gateway Group, Inc.

949-574-3860

Jet.AI@gateway-grp.com